Exhibit 99.1

Name and Address of Reporting Person:      Nautilus Acquisition, L.P.
Issuer Name and Ticker or Trading Symbol:  Seabulk International, Inc. ("SBLK")
Date of Event Requiring Statement:         July 1, 2005


                       Explanation of Responses to Form 4


(1) This Form 4 is being filed jointly on behalf of the following persons (collectively, the "Reporting Persons"): (1) Nautilus Acquisition, L.P., a Delaware limited partnership ("Nautilus"); (2) Nautilus Intermediary, L.P., a Delaware limited partnership ("Nautilus Intermediary"); (3) Nautilus AIV, L.P. ("Nautilus AIV"); (4) Nautilus GP, LLC, a Delaware limited liability company ("Nautilus Special GP"); (5) Credit Suisse First Boston Private Equity, Inc. ("CSFBPE" and, together with Nautilus, Nautilus Intermediary, Nautilus AIV and Nautilus Special GP, the "Nautilus Entities"); (6) Merkur-Nautilus Holdings, LLC ("Merkur-Nautilus"), (7) Turnham-Nautilus Holdings, LLC ("Turnham-Nautilus"), (8) Martin Merkur ("Merkur"), (9) Robert C. Turnham, Jr. ("Turnham"), (10) W.M. Craig ("Craig"); and (11) the CSFB Entities (as defined below).

           Nautilus is the designated filer.

(2) Nautilus is a Delaware limited partnership which was formed initially to purchase securities of the Issuer. On July 1, 2005, in conection with the merger (the "Merger") of SBLK Acquisition Corp. with and into the Issuer, effective immediately upon the effectiveness of the Merger, each share of common stock of the Issuer automatically converted into the right to receive .2694 shares of common stock of Seacor Holdings, Inc. ("Seacor") and $4.00 cash. In connection with the Merger and as contemplated by the merger agreement relating to the Merger, effective immediately upon the effectiveness of the Merger, all Common Stock Purchase Warrants to purchase shares of common stock of the Issuer have been acquired by Seacor for .2694 shares of common stock of Seacor and $3.99 cash. Immediately following the Merger, none of the Reporting Persons are the holders of record of, or have any pecuniary interest in, any shares of common stock or Common Stock Purchase Warrants of the Issuer.

(3) Nautilus Intermediary is a Delaware limited partnership, which was formed to be the general partner of Nautilus. Nautilus AIV is the general partner of Nautilus Intermediary.

           Nautilus AIV is a Delaware limited partnership which was formed as an alternative investment vehicle for certain limited partners of DLJ Merchant Banking Partners III, L.P. ("Partners III"). Nautilus Special GP is the managing general partner of Nautilus AIV and will have exclusive management rights and decision making authority (including voting and dispositive power) with respect to the investment in the Issuer. The members of Nautilus Special GP are Merkur-Nautilus, Turnham-Nautilus, Craig and CSFBPE. DLJ Merchant Banking III, L.P. ("MBP III LP"), is also a general partner of Nautilus AIV, however, it does not have any decision making authority (including voting and dispositive power) with respect to the investment in the Issuer.

           CSFBPE is a Delaware corporation. CSFBPE's principal business is as a holding company of private equity businesses for Credit Suisse.

           Merkur-Nautilus is a Delaware limited liability company. Merkur-Nautilus's principal business is to serve as a member of Nautilus Special GP. Merkur is the sole member of Merkur-Nautilus. Merkur is a director and Senior Vice President of Merchandising for Fortunoff.

           Turnham-Nautilus is a Delaware limited liability company. Turnham-Nautilus's principal business is to serve as a member of Nautilus Special GP. Turnham is the sole member of Turnham-Nautilus. Turnham is President of Goodrich Petroleum Corporation.

           Craig is a citizen of the United States and is retired.

           In accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998), this Form 4 is being filed by Credit Suisse, a Swiss bank (the "Bank"), on behalf of itself and its subsidiaries, to the extent they constitute the Credit Suisse First Boston business unit (the "CSFB business unit"), excluding Asset Management (as defined below) ("CSFB Entities"). The CSFB business unit is also comprised of an asset management business principally conducted under the brand name Credit Suisse Asset Management ("Asset Management"). The CSFB Entities provide financial advisory and capital raising services, sales and trading for users and suppliers of capital around the world and invests in and manages private equity and venture capital funds. Asset Management provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide.

           The Bank owns directly a majority of the voting stock and all of the non-voting stock of Credit Suisse First Boston, Inc., a Delaware corporation ("CSFBI"). CSFBI owns all of the voting stock of Credit Suisse First Boston (USA), Inc., a Delaware corporation and holding company ("CSFB-USA"). CSFB-USA is the sole stockholder of CSFBPE. CSFBPE's principal business is as a holding company of private equity businesses for the Bank. CSFB-USA is also the sole member of Credit Suisse First Boston LLC ("CSFB LLC"), a Delaware limited liability company and a registered broker dealer. Partners III is a Delaware limited partnership which makes investments for long-term appreciation whose Associate General Partner is MBP III LP and whose Managing General Partner is DLJ Merchant Banking III, Inc., a Delaware corporation ("MPIII Inc."). CSFBPE is the sole stockholder of MPIII Inc.

           Credit Suisse Group, a corporation formed under the laws of Switzerland ("CSG") and a global financial services company, is comprised of the CSFB business unit, the Credit Suisse business unit (the "Credit Suisse Business Unit") and the Winterthur business unit (the "Winterthur business unit"). It owns all of the voting stock of the Bank, and the direct owner of the remainder of the voting stock of CSFBI. The Credit Suisse business unit offers global private banking and corporate and retail banking services in Switzerland. The Winterthur business unit provides life and non-life insurance and pension products to private and corporate clients worldwide.

           The Bank is comprised of what were formerly known as Credit Suisse First Boston and Credit Suisse, each a Swiss bank, which were merged on May 13, 2005. The operations of the Bank consist principally of the Credit Suisse and CSFB business units.

(4) While the CSFB Entities, including Partners III, MBP III LP, MPIII Inc. and the entities listed below, disclaim beneficial ownership of the securities to which this statement relates, as a result of the relationship of the CSFB Entities to, and the pecuniary interest of the CSFB Entities in, Partners III, Nautilus AIV and CSFBPE, under the Exchange Act such entities may be deemed to beneficially own the securities to which this Form 4 relates. CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the other CSFB Entities. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including Asset Management, the Credit Suisse business unit and the Winterthur business unit) may beneficially own shares of Common Stock and such securities are not reported in this Form 4. CSG disclaims beneficial ownership of the securities to which this Form 4 relates that are beneficially owned by its direct and indirect subsidiaries, including the Nautilus Entities and the CSFB Entities. Each of Asset Management, the Credit Suisse business unit and the Winterthur business unit disclaim beneficial ownership of the securities to which this Form 4 relates that are beneficially owned by the Bank and the other CSFB Entities. The Nautilus Entities and the CSFB Entities disclaim beneficial ownership of shares of Common Stock beneficially owned by CSG, Asset Management, the Credit Suisse business unit and the Winterthur business unit. Due to their interest in Nautilus Special GP, Merkur-Nautilus, Turnham-Nautilus and Craig may be deemed to beneficially own the shares of Common Stock held by Nautilus. Due to their interests in Merkur-Nautilus and Turnham Nautilus, respectively, Merkur and Turnham may be deemed to beneficially own the shares of Common Stock held by Nautilus. Merkur-Nautilus, Turnham-Nautilus, Merkur, Turnham and Craig each disclaims beneficial ownership of such shares of Common Stock held by Nautilus and to which this Form 4 relates.

           The filers may be deemed to be acting as a group in relation to their respective holdings in the Issuer but do not affirm the existence of any such group. The filing of this report shall not be deemed an admission that, for purposes of Section 16 of the Exchange Act or otherwise, the filers are the beneficial owners of any of such equity securities covered by this report.

                             Joint Filer Information


Name:      Nautilus Acquisition, L.P.

Address:   c/o CSFB Private Equity, Inc.
           Eleven Madison Avenue
           New York, NY 10010

Issuer and Ticker Symbol: Seabulk International, Inc. ("SBLK")

Date of Event Requiring Statement:  July 1, 2005

Relationship of Reporting Person to Issuer:  10% Holder

Signature:

NAUTILUS ACQUISITION, L.P.

By:  NAUTILUS INTERMEDIARY, L.P., its General Partner

By:  NAUTILUS AIV, L.P., its General Partner

By:  Nautilus GP, LLC, its managing general partner

By:  Turnham-Nautilus Holdings, LLC
     Class A Member and Authorized Signatory

By:  /s/ Robert C. Turnham, Jr.
     ----------------------------------------------
Name:  Robert C. Turnham, Jr.
Title: Member and Authorized Signatory

                             Joint Filer Information


Name:      Nautilus Intermediary, L.P.

Address:   c/o CSFB Private Equity, Inc.
           Eleven Madison Avenue
           New York, NY 10010

Issuer and Ticker Symbol:  Seabulk International, Inc. ("SBLK")

Date of Event Requiring Statement:  July 1, 2005

Relationship of Reporting Person to Issuer:  10% Holder



Signature:


NAUTILUS INTERMEDIARY, L.P.

By:  NAUTILUS AIV, L.P., its General Partner

By:  Nautilus GP, LLC, its managing general partner

By:  Turnham-Nautilus Holdings, LLC
     Class A Member and Authorized Signatory

By:  /s/ Robert C. Turnham, Jr.
     -------------------------------------------------
Name:  Robert C. Turnham, Jr.
Title: Member and Authorized Signatory

                             Joint Filer Information


Name:Nautilus AIV, L.P.

Address:    c/o CSFB Private Equity, Inc.
            Eleven Madison Avenue
            New York, NY 10010

Issuer and Ticker Symbol:  Seabulk International, Inc. ("SBLK")

Date of Event Requiring Statement:  July 1, 2005

Relationship of Reporting Person to Issuer:  10% Holder

Signature:


NAUTILUS AIV, L.P.

By:  Nautilus GP, LLC, its managing general partner

By:  Turnham-Nautilus Holdings, LLC
     Class A Member and Authorized Signatory

By:  /s/ Robert C. Turnham, Jr.
     -------------------------------------------------
Name:   Robert C. Turnham, Jr.
Title:  Member and Authorized Signatory

                              Joint Filer Information


Name:       Nautilus GP, LLC

Address:    808 Travis Street, Suite 1320
            Houston, Texas 77002

Issuer and Ticker Symbol:  Seabulk International, Inc. ("SBLK")

Date of Event Requiring Statement:  July 1, 2005

Relationship of Reporting Person to Issuer:  10% Holder


Signature:

NAUTILUS GP, LLC

By:   Turnham-Nautilus Holdings, LLC
      Class A Member and Authorized Signatory

By:   /s/ Robert C. Turnham, Jr.
      ------------------------------------------
Name:  Robert C. Turnham, Jr.
Title: Member and Authorized Signatory

                             Joint Filer Information


Name:      Credit Suisse First Boston Private Equity, Inc.

Address:   Eleven Madison Avenue
           New York, NY 10010

Issuer and Ticker Symbol:  Seabulk International, Inc. ("SBLK")

Date of Event Requiring Statement:  July 1, 2005

Relationship of Reporting Person to Issuer:  10% Holder


Signature:


CREDIT SUISSE FIRST BOSTON PRIVATE EQUITY, INC.

By:   /s/ Ivy B. Dodes
      -------------------------------------------
Name:  Ivy B. Dodes
Title: Managing Director

                             Joint Filer Information

Name: Credit Suisse, on behalf of the Credit Suisse First Boston business unit

Address:   Uetlibergstrasse 231
           PO Box 900
           CH 8070 Zurich, Switzerland

Issuer and Ticker Symbol:  Seabulk International, Inc. ("SBLK")

Date of Event Requiring Statement:  July 1, 2005

Relationship of Reporting Person to Issuer:  10% Holder

Signature:


CREDIT SUISSE ON BEHALF OF THE CREDIT SUISSE
FIRST BOSTON BUSINESS UNIT

By:  /s/ Ivy B. Dodes
     -----------------------------------------
Name:  Ivy B. Dodes
Title: Managing Director

                             Joint Filer Information


Name:      Merkur-Nautilus Holdings, LLC

Address:   2188 Clover Court
           East Meadow, NY 11554

Issuer and Ticker Symbol:  Seabulk International, Inc. ("SBLK")

Date of Event Requiring Statement:  July 1, 2005

Relationship of Reporting Person to Issuer:  10% Holder


Signature:


MERKUR-NAUTILUS HOLDINGS, LLC

By:  /s/ Martin Merkur
     ----------------------------------
Name:  Martin Merkur
Title: Member

                             Joint Filer Information


Name:       Martin Merkur

Address:    2188 Clover Court
            East Meadow, NY 11554

Issuer and Ticker Symbol:  Seabulk International, Inc. ("SBLK")

Date of Event Requiring Statement:  July 1, 2005

Relationship of Reporting Person to Issuer:  10% Holder



Signature:

/s/ Martin Merkur
-------------------------------
Name: Martin Merkur

                             Joint Filer Information


Name:       Turnham-Nautilus Holdings, LLC

Address:    808 Travis Street, Suite 1320
            Houston, Texas 77002

Issuer and Ticker Symbol:  Seabulk International, Inc. ("SBLK")

Date of Event Requiring Statement:  July 1, 2005

Relationship of Reporting Person to Issuer:  10% Holder


Signature:


TURNHAM-NAUTILUS HOLDINGS, LLC

By:   /s/ Robert C. Turnham, Jr.
      --------------------------------------
Name:  Robert C. Turnham, Jr.
Title: Member

                             Joint Filer Information

Name:     Robert C. Turnham, Jr.

Address:  808 Travis Street, Suite 1320
          Houston, Texas 77002

Issuer and Ticker Symbol: Seabulk International, Inc. ("SBLK")

Date of Event Requiring Statement:  July 1, 2005

Relationship of Reporting Person to Issuer:  10% Holder



Signature:


/s/ Robert C. Turnham, Jr.
-------------------------------
Name: Robert C. Turnham, Jr.

                             Joint Filer Information


Name:       W.M. Craig

Address:    1716 NW Farewell Drive
            Bend, Oregon 97701

Issuer and Ticker Symbol:  Seabulk International, Inc. ("SBLK")

Date of Event Requiring Statement:  July 1, 2005

Relationship of Reporting Person to Issuer:  10% Holder



Signature:

/s/ W.M. Craig
-------------------------------
Name: W.M. Craig